                                                                 EXHIBIT 4(b)(i)

(LOGO)                                                    The Variable Annuity
VALIC                                                     Life Insurance Company
                                                          2929 Allen Parkway
                                                          Houston, Texas 77019
--------------------------------------------------------------------------------
* An American General Company

CONTRACT OWNER:


CONTRACT NUMBER:                                DATE OF ISSUE:

In return for Purchase Payment(s), VALIC will pay annuity and other benefits as provided in this Contract.

                      PLEASE READ YOUR CONTRACT CAREFULLY
                              See Index on Page 2

o MAINTENANCE CHARGE - There may be an account maintenance charge during the accumulation period. The charge is $3.75 for each Participant Account for each quarter and is assessed only if any portion of the Accumulation Value was applied to one or more Variable Investment Options during that quarter. See Section 2.05 for a complete description.

o SEPARATE ACCOUNT CHARGE - There is a daily charge against the Separate Account at an annual rate ranging from 1% to 1.25% of the average daily net asset value of the Separate Account, based upon the Variable Investment Option to which assets are allocated. This charge only applies to assets under Variable Investment Options. See Section 2.06 for a complete description.

o CASH SURRENDER OR WITHDRAWAL CHARGE - There is a charge at the time of surrender or withdrawal equal to 5% of (i) the amount withdrawn, or (ii) the amount of any Purchase Payments received during the most recent 60 months prior to the surrender or withdrawal, whichever is less. See Sections 4.03 through 4.06 for a complete description and conditions under which there is no charge.

The conditions and provisions on this and the following pages are the entire legal Contract between VALIC and the Contract Owner. No agent has the authority to change this Contract or waive any of its provisions. Only the President or a Vice President of VALIC may change this Contract. Any such changes must be in writing. All conditions and provisions are subject to applicable state laws.

EXECUTED AT VALIC'S HOME OFFICE ON THE DATE OF ISSUE.


        /S/ CYNTHIA A. TOLEN                      /S/ S.D. BRICKEL
            (Secretary)                              (President)

ANNUITY PAYMENTS AND SURRENDER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

             GROUP FIXED AND VARIABLE DEFERRED ANNUITY CONTRACT
                           INDIVIDUAL ALLOCATIONS
                            - NON-PARTICIPATING -

UITG-194                                                                OR0GXST1
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                                     INDEX

SECTION 1   DEFINITIONS. . . . . . . . . . . . . . . . .    3

SECTION 2   CONTRACT AND PURCHASE PAYMENTS . . . . . . .    3
   2.01     Incontestability . . . . . . . . . . . . . .    3
   2.02     Minimum Contract Value . . . . . . . . . . .    3
   2.03     Plan Provisions. . . . . . . . . . . . . . .    3
   2.04     Purchase Payments. . . . . . . . . . . . . .    3
   2.05     Maintenance Charge . . . . . . . . . . . . .    3
   2.06     Separate Account Charge. . . . . . . . . . .    3

SECTION 3   INVESTMENT OPTIONS . . . . . . . . . . . . .    4
   3.01     Fixed Interest Options . . . . . . . . . . .    4
   3.02     Variable Investment Options. . . . . . . . .    4
   3.03     Accumulation Unit  . . . . . . . . . . . . .    4
   3.04     Accumulation Unit Value. . . . . . . . . . .    4
   3.05     Transfers During the Accumulation Period . .    4
   3.06     Transfers During the Annuity Period. . . . .    5

SECTION 4   BENEFITS . . . . . . . . . . . . . . . . . .    6
   4.01     Cash Surrender . . . . . . . . . . . . . . .    6
   4.02     Withdrawals. . . . . . . . . . . . . . . . .    6
   4.03     Charges for Cash Surrender or Withdrawal . .    6
   4.04     No Charge Systematic Withdrawals . . . . . .    6
   4.05     No Charge Minimum Distributions. . . . . . .    6
   4.06     Conditions Under Which No Surrender or
            Withdrawal Charges Will Be Deducted. . . . .    7
   4.07     Annuity Period . . . . . . . . . . . . . . .    7
   4.08     Starting Annuity Income Benefits . . . . . .    7
   4.09     Partial Annuitization  . . . . . . . . . . .    7
   4.10     Minimum Annuity Payments . . . . . . . . . .    7
   4.11     Misstatement of Age  . . . . . . . . . . . .    8
   4.12     Annuity Income (Payment) Options . . . . . .    8
   4.13     Fixed or Variable Annuity Basis. . . . . . .    8
   4.14     Variable Annuity Payments. . . . . . . . . .    8
   4.15     Assumed Investment Rate (AIR)  . . . . . . .    8
   4.16     Annuity Units and Annuity Unit Value . . . .    8
   4.17     Betterment of Rates. . . . . . . . . . . . .    9
   4.18     Annuity Rate Tables. . . . . . . . . . . . . 9-14
   4.19     Beneficiaries. . . . . . . . . . . . . . . .   14
   4.20     Death Payment Provisions . . . . . . . . . .   14

SECTION 5   CODE REQUIREMENTS AND RETIREMENT PLAN
            PROVISIONS . . . . . . . . . . . . . . . . .   16
   5.01     Salary Reduction Purchase Payments . . . . .   16
   5.02     Minimum Distributions After Age 70 1/2 . . .   16
   5.03     Minimum Death Benefit Distributions. . . . .   16
   5.04     Direct Rollovers . . . . . . . . . . . . . .   17
   5.05     Plan Provisions  . . . . . . . . . . . . . .   17
   5.06     Nonqualified Deferred Compensation Plans . .   17

SECTION 6   GENERAL PROVISIONS . . . . . . . . . . . . .   18
   6.01     Participant Certificates . . . . . . . . . .   18
   6.02     Assignment . . . . . . . . . . . . . . . . .   18
   6.03     Vesting  . . . . . . . . . . . . . . . . . .   18
   6.04     Written Notices to Us  . . . . . . . . . . .   18
   6.05     Change of Contract . . . . . . . . . . . . .   18
   6.06     Future Participants  . . . . . . . . . . . .   18
   6.07     Reports  . . . . . . . . . . . . . . . . . .   18
   6.08     Voting Rights  . . . . . . . . . . . . . . .   18
   6.09     Suspension of Payments . . . . . . . . . . .   18
   6.10     Deferral of Cash Surrender or Withdrawal . .   18
   6.11     Proof of Survival  . . . . . . . . . . . . .   18
   6.12     Substitution of Investment Fund Shares . . .   18
   6.13     Minimum Benefit  . . . . . . . . . . . . . .   18
   6.14     Separate Account . . . . . . . . . . . . . .   19

UITG-194                                                               OR0GXST2
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SECTION 1 - DEFINITIONS

   ACCUMULATION PERIOD - the time between the date of the first Purchase Payment and the Annuity Date for a Participant.

   ACCUMULATION VALUE - equals the sum of the values of the Fixed Interest Options and Variable Investment Options allocated to a Participant Account that have not been applied to provide annuity payments.

   ANNUITY PERIOD - the time during which VALIC makes annuity payments.

   CERTIFICATE YEAR - a twelve month period starting with the issue date of a Participant's certificate and each anniversary of that date.

   CODE - the Internal Revenue Code of 1986, as amended.

   COMPANY REFERENCE - "We," "Our," "Us," or "VALIC," means The Variable Annuity Life Insurance Company.

   CONTRACT OWNER - the employer or other entity that makes application for the Contract.

   INVESTMENT FUND - an investment portfolio which is the underlying investment medium for a Variable Investment Option.

   GENERAL ACCOUNT - the assets of VALIC other than those in the Separate Account or any other segregated asset account.

   HOME OFFICE - the principal office of VALIC.

   PARTICIPANT - a person for whom or with respect to whom Purchase Payments are made under the Contract.

   PARTICIPANT ACCOUNT - an individual account which is established for a Participant to record the Accumulation Value for the Participant.

   PLAN - the employer-sponsored retirement plan, annuity purchase arrangement, or deferred compensation program for which this Contract is issued.

   PURCHASE PAYMENT - an amount paid to VALIC for allocation to a Participant Account.

   SEPARATE ACCOUNT - a segregated asset account established under the Texas Insurance Code (known as Separate Account A).

   SURRENDER VALUE - the Accumulation Value of a Participant Account less any applicable surrender charge.

SECTION 2 - CONTRACT AND PURCHASE PAYMENTS

2.01 INCONTESTABILITY - This Contract is incontestable. This Contract is non-participating and does not share in the profits or surplus of VALIC.

2.02 MINIMUM CONTRACT VALUE - We can distribute the Surrender Value if the Accumulation Value for the Participant Account falls below $300 and there are no Purchase Payments for two Certificate Years.

2.03 PLAN PROVISIONS - As further explained in Section 5, this Contract is subject to the provisions of the Plan. To the extent provided by the Plan, any rights that may be exercised by a Participant under this Contract may instead be exercised by the Contract Owner or a Plan representative.

2.04 PURCHASE PAYMENTS - Purchase Payments may be made at any time during the Accumulation Period and may include amounts that are rolled over or directly transferred from another plan. We require no payment beyond the first. There is no penalty if any scheduled payments are omitted or stopped.

         If only one Purchase Payment is to be allocated to a Participant's Account, it must be at least $1,000. Periodic payments must be at least $30 each. VALIC may waive this minimum.

         We may deduct amounts from Purchase Payments or from the Accumulation Value for applicable premium taxes. We will allocate the net Purchase Payment to one or more Investment Options according to the Participant's directions unless the Contract Owner has retained that right under the Plan.

2.05 MAINTENANCE CHARGE - During the Accumulation Period We may deduct a charge from the Accumulation Value for certain account maintenance expenses. The charge is due each calendar quarter during which the Accumulation Value includes any Variable Investment Option. We will not deduct the charge for any calendar quarter if the Accumulation Value is credited only to the Fixed Interest Options throughout the quarter.

         We will deduct the charge at the end of the calendar quarter in which it is due, allocated among the Variable Investment Options for the Participant's Account. However, if all Variable Accumulation Values are withdrawn or transferred to a Fixed Interest Option, the full quarterly charge will be deducted at the time of surrender or transfer.

         The charge is $3.75 for each Participant Account for each quarter. The maintenance charge may be waived or reduced uniformly on all Participant Accounts for contracts issued under certain plans or arrangements which are expected to result in administrative cost savings. No reduction or waiver will be made that is unfairly discriminatory to any person.

2.06 SEPARATE ACCOUNT CHARGE - We deduct a daily charge from the Separate Account. The amount of the charge depends on the Variable Investment Option from which it is deducted, and is imposed at an annual rate which ranges from 1% to 1.25% of the assets of the Variable Investment Option.

UITG-194                                                                OR0GXST3
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SECTION 3 - INVESTMENT OPTIONS

We will allocate Purchase Payments (less any charges) to one or more Investment Options selected by the Participant. We reserve the right to limit allocations among Investment Options to seven at any one time. Each selection must be a whole percentage of Purchase Payments.

3.01 FIXED INTEREST OPTIONS - Fixed Interest Options are based on the General Account. Allocations to Fixed Interest Options earn interest as credited by VALIC during the Accumulation Period. The interest credited will be at least 3% per year.

         There are two Fixed Interest Options: Short Term Fixed Account and Fixed Account Plus.

         (a) Short Term Fixed Account. We will credit interest to the Short Term Fixed Account on a portfolio basis. On the portfolio basis, all amounts accumulated will be credited with the same rate of interest for the current period.

         (b) Fixed Account Plus. We will credit interest to the Fixed Account Plus on the following basis. Periodically, but not less than annually, We will declare interest rates that apply separately to amounts accumulated in separate time periods.

3.02 VARIABLE INVESTMENT OPTIONS - Variable Investment Options are based upon Investment Funds available within Separate Account A. Separate Account A invests in a number of Investment Funds. Each Investment Fund underlying a Variable Investment Option has a different investment objective. Investment returns on Variable Investment Options may be positive or negative.

3.03 ACCUMULATION UNIT - An Accumulation Unit is a measuring unit for amounts allocated to a Variable Investment Option before annuity payments begin. The value of an Accumulation Unit will vary with the net investment return of the respective underlying Investment Fund. Accumulation Units may be credited to the Participant's Account due to a Purchase Payment or a transfer from another Investment Option. The number of Accumulation Units credited to the Participant's Account is determined by dividing the dollar amount of the transaction by the Accumulation Unit Value for that Variable Investment Option at the next time it is computed.

3.04 ACCUMULATION UNIT VALUE - The Accumulation Unit Value is the value of one Accumulation Unit of a Variable Investment Option. We will calculate it at the end of trading each day the New York Stock Exchange is open, except as otherwise permitted by the Securities and Exchange Commission. The value of an Accumulation Unit of a Variable Investment Option is the Accumulation Unit Value last computed, multiplied by one plus the Investment Rate for the period. The Investment Rate may be positive or negative.

         The Investment Rate is the change in the value of the Investment Fund's portfolio (capital gains and losses whether or not realized and investment income) since the last computation, divided by the amount of assets at the beginning of the period, less a factor for

         (a) the Separate Account Charge for the period at the applicable annualized rate ranging from 1% to 1.25%, and

         (b) any taxes attributable to the Separate Account or reserve held for such taxes.

3.05 TRANSFERS DURING THE ACCUMULATION PERIOD - During the Accumulation Period, the Participant may transfer amounts among Investment Options, except as provided below.

         (a) We reserve the right to limit allocations among Investment Options to seven at any one time.

         (b) We reserve the right to require transfers to be at least 30 days apart.

         (c) Transfers from the Short Term Fixed Account. After a transfer to the Short Term Fixed Account, the Participant may not make any transfer from the Short Term Fixed Account for 90 days. We may change this transfer restriction at any time. However, the transfer restriction period may not exceed 180 days.

         (d) Transfers from Fixed Account Plus. The Participant may transfer up to 20% of the Accumulation Value allocated to Fixed Account Plus during each Certificate Year. If multiple transfers are made in a Certificate Year, the percentages of the Accumulation Value transferred each time will be added together to determine the 20% transfer limit for that Certificate Year. For each transfer, the percentage transferred is the ratio of the amount transferred to the portion of the Accumulation Value allocated to Fixed Account Plus immediately prior to the transfer. However, if following a 20% transfer, the remaining amount allocated to Fixed Account Plus would be less than $500, the Participant may transfer the remaining amount.

UITG-194                                                                OR0GXST4
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3.06     TRANSFERS DURING THE ANNUITY PERIOD - During the Annuity Period, the
         Participant may transfer Annuity Unit values among the Variable Investment Options. The Participant may also transfer Annuity Unit values from the Variable Investment Options underlying a Variable Annuity to provide a Fixed Annuity. Transfers must be at least 365 days apart. We will not permit any transfer from a Fixed Annuity during the Annuity Period.

UITG-194                                                                OR0GXST5
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SECTION 4 - BENEFITS

4.01 CASH SURRENDER - Subject to the restrictions in Sections 5.01 and 5.05, the Participant may surrender the Participant Account before the Annuity Date for a cash payment equal to the Surrender Value as of the date We receive the request at the Home Office. The Surrender Value is the Accumulation Value less any charges, as described below.

         The Surrender Value of the Fixed Interest Options will never be less than the amount of all Purchase Payments allocated to the Fixed Interest Options, less any amounts transferred to Variable Investment Options or withdrawn.

4.02 WITHDRAWALS - Subject to the restrictions in Sections 5.01 and 5.05, the Participant may withdraw a portion of the Accumulation Value in cash at any time before the Annuity Date. We may deduct a charge as described below.

4.03     CHARGES FOR CASH SURRENDER OR WITHDRAWAL

         (a) General. The Cash Surrender or Withdrawal charge is 5% of (1) the amount withdrawn, or (2) the amount of any Purchase Payments received during the most recent 60 months prior to the surrender or withdrawal, whichever is less.

               For purposes of this charge, We treat withdrawals as withdrawals of Purchase Payments before any earnings. We treat the most recent Purchase Payments as being withdrawn first.

         (b) 10% Withdrawal in Certificate Year. Subject to the provisions of Sections 4.04 and 4.05, in any Certificate Year the Participant may withdraw up to 10% of the Accumulation Value without a charge. The surrender charge will be applicable only to the amount withdrawn that exceeds 10%. The percentage withdrawn will be calculated as the ratio of the amount withdrawn to the Accumulation Value immediately prior to the withdrawal. If multiple withdrawals are made in a Certificate Year, the percentages withdrawn for each withdrawal will be added together to determine whether the 10% limit has been exceeded.

4.04 NO CHARGE SYSTEMATIC WITHDRAWALS - We will waive applicable surrender charges under a No Charge Systematic Withdrawal (NCSW). We reserve the right to limit the terms and conditions under which systematic withdrawals (including NCSWs) can be elected and to discontinue the availability of any or all systematic withdrawals at any time. However, no change in availability will result in any charge against amounts withdrawn under a previously elected NCSW. A NCSW must meet the following conditions:

         (1) The elected stream of payments must be expected to last for at least five years.

         (2)   The NCSW must be payable to the Participant.

         (3) The NCSW is not available in any Certificate Year the Participant has in effect any other systematic withdrawal (with or without charge) or a No Charge Minimum Distribution (NCMD).

         (4) Once the Participant begins a NCSW the terms of the election may not be changed. However, the Participant may revoke the election at any time. Once the election is revoked the Participant may not elect a NCSW again.

         (5) Withdrawals without charge as provided in Section 4.03, are not available in any Certificate Year the NCSW has been, or is in effect. Distributions under the NCSW may not begin in a Certificate Year in which the Participant has taken one or more Section 4.03 withdrawals without charge.

         (6)   Any of the following distribution methods may be elected.

               (a) Specified Payment - payments of a designated amount. The annual dollar amount chosen must be the same for each year the NCSW is in effect and cannot be greater than 20% of the Accumulation Value at the time of the NCSW election.

               (b) Specified Percentage - an annual specified percentage. The annual specified percentage chosen cannot be greater than 20% of the Accumulation Value.

               (c) Specified Period - payments for a designated time period. We will determine each payment by dividing the Accumulation Value by the number of payments remaining in the elected period.

4.05 NO CHARGE MINIMUM DISTRIBUTIONS - We will waive applicable surrender charges on No Charge Minimum Distributions (NCMD). A NCMD is a withdrawal which meets the following conditions:

         (1) The Participant is at least age 70 1/2, and the NCMD is payable to the Participant.

         (2) The amount withdrawn does not exceed the amount required to be distributed under the Code and regulations issued by the Secretary of the Treasury for this Contract.

UITG-194                                                                OR0GXST6

         (3) The NCMD is not available in any Certificate Year the Participant has withdrawn any amount under a No Charge Systematic Withdrawal (NCSW).

4.06 CONDITIONS UNDER WHICH NO SURRENDER OR WITHDRAWAL CHARGES WILL BE DEDUCTED - We will not deduct charges from a participant Account under any of the following conditions:

         (a)   The Participant elects an Annuity Income Option; or

         (b)   After the death of the Participant; or

         (c) The Participant has become totally and permanently disabled. This means that the Participant is unable, because of physical or mental impairment, to perform the material and substantial duties of any occupation for which the Participant is suited by means of education, training or experience. The impairment must have been in existence for more than 180 days to qualify for this benefit.

               Such impairment must be expected to result in death or be long-standing and indefinite.

               We require proof of disability. We will accept a certified Social Security finding of disability or a doctor's verification; or

         (d) The withdrawal and any earlier withdrawals from the Participant Account during the same Certificate Year do not exceed 10% of the Accumulation Value (see Section 4.03); or

         (e) On any amount the Participant withdraws with respect to the NCSW described in Section 4.04, or the NCMD described in Section 4.05; or

         (f) The Participant is at least 55 years old, the Participant Account was established at least five years before the date of the surrender or withdrawal, and the Participant is separated from service with the employer that maintains the Plan; or

         (g) No Purchase Payments were made to the Participant Account in the five years preceding the date of the surrender or withdrawal; or

         (h) The Participant is at least 59 1/2 years old and the Participant Account was established at least seven years before the date of the surrender or withdrawal; or

         (i) The Participant Account was established at least fifteen years before the date of the surrender or withdrawal.

         The surrender charge may be waived or reduced uniformly on all Participant Accounts for contracts issued under certain plans or arrangements which are expected to result in administrative cost savings. No reduction or waiver will be made that is unfairly discriminatory to any person.

         We may waive any withdrawal or surrender charge attributable to Purchase Payments received during specific periods of time, and under conditions and limitations set by Us. Any such waiver will be made by Resolution of the Board of Directors. Notice of the right to surrender without charge will be mailed to the Contract Owner when such waiver is declared by the Board of Directors.

4.07 ANNUITY PERIOD - The Annuity Period begins at the Annuity Date, when the Participant's Accumulation Value is applied under an Annuity Income Option. The Participant may change the Annuity Date shown on the first page of the Participant Certificate by giving Us at least 30 days notice. The selected Annuity Date may be the first day of any calendar month, but if the Participant chooses a life income option, the Annuity Date may not precede the Participant's 50th birthday without Our permission.

4.08 STARTING ANNUITY INCOME BENEFITS - At least 30 days in advance of the Annuity Date, the Participant must choose one of the Annuity Income Options in Section 4.12 and provide acceptable proof of age for any person whose age is taken into account under a life income option. If the Participant fails to select another Annuity Income Option, annuity payments will be made on the basis of the Second Option with payments guaranteed for a ten-year period, commencing on the Annuity Date.

4.09 PARTIAL ANNUITIZATION - The Participant may choose to apply less than the full Accumulation Value under an Annuity Income Option and may choose different Annuity Dates and different Annuity Income Options for different portions of the Accumulation Value. Therefore, the Contract may, at times, be in both an Accumulation Period and an Annuity Period. If the Participant chooses to do this, the provisions of the Contract relating to the Accumulation Period and the Annuity Period will be applied as though there were separate Contracts.

4.10 MINIMUM ANNUITY PAYMENTS - The Participant may not choose any Annuity Income Option if the resulting initial payment would be less than $25 under either a Fixed or Variable Annuity. We reserve the right to convert monthly payments to quarterly, semi-annual or annual payments so the initial payment will be at least $25.

UITG-194                                                                OR0GXST7

4.11 MISSTATEMENT OF AGE - If annuity payments depend upon an individual's survival and the date of birth of any individual was misstated, We will adjust the remaining payments. The amount remaining to be paid will be the amount that should have been paid with the correct information. We will credit or charge the amount of any underpayment or overpayment against the next succeeding payment or payments, if any remain. We reserve the right to collect any overpayment directly from the payee.

4.12 ANNUITY INCOME (PAYMENT) OPTIONS - The Participant may choose to receive payments under any of the Annuity Income Options below or any other option agreed to by VALIC. Any option chosen must comply with applicable state and federal laws and regulations.

         FIRST OPTION - Life Annuity With No Guarantee Period - An income payable during the Participant's life. All payments cease at the Participant's death with no further amounts payable.

         SECOND OPTION - Life Annuity With Guarantee Period of 5, 10, 15, or 20 Years - An income payable during the Participant's life. If, at the Participant's death, We have made payments for fewer than the number of years selected, We will continue payments to the Beneficiary for the remainder of the guarantee period.

         THIRD OPTION - Life Annuity With Cash or Unit Refund Option - An income payable during the Participant's life. Payments cease at the Participant's death. However, the Beneficiary may receive an additional payment.

         For payments on a Fixed Annuity basis, the additional payment, if any, will be the Accumulation Value applied to this option less the total of all prior payments.

         For payments on a Variable Annuity basis, the additional payment, if any, will be the current value of the number of Annuity Units credited at the Annuity Date less the number of Annuity Units that have been paid. For this purpose, the number of Annuity Units credited equals the Accumulation Value applied to this option divided by the Annuity Unit Value at the date used to calculate the first annuity payment.

         FOURTH OPTION - Joint and Survivor Life Annuity - An income payable during the joint lives of the Participant and a second person and thereafter during the life of the survivor.

         FIFTH OPTION - Payments for a Designated Period - An income payable for a selected number of years between five and thirty. This option is available for Fixed Annuities only.

4.13 FIXED OR VARIABLE ANNUITY BASIS - A Fixed Annuity provides benefit payments of a fixed dollar amount. A Variable Annuity provides benefit payments which vary with the investment return of the chosen Variable Investment Options.

         The Participant may elect to receive payments under any annuity option as a Fixed Annuity, a Variable Annuity, or a combination Fixed and Variable Annuity. If the Participant makes no election, amounts in Fixed Interest Options will provide a Fixed Annuity and amounts in Variable Investment Options will provide a Variable Annuity.

4.14 VARIABLE ANNUITY PAYMENTS - We will determine the amount of each Variable Annuity payment by multiplying the number of Annuity Units payable by the Annuity Unit Value on the tenth day (or the preceding business day if the tenth day is not a business day) prior to the payment due date.

         We will determine the number of Annuity Units payable at the beginning of the Annuity Period. We will divide the dollar amount of the first payment by the Annuity Unit Value for that Variable Investment Option on the tenth day before the Annuity Date. The number of Annuity Units payable from each Variable Investment Option remains constant unless the Participant transfers a portion of the annuity benefit between the Variable Investment Options or from a Variable Annuity to a Fixed Annuity. However, the dollar amount payable is not fixed and may change from month to month.

4.15 ASSUMED INVESTMENT RATE (AIR) - Since the future rate of return on Variable Options is unknown, the Participant must choose an Assumed Investment Rate (AIR). The AIR is the assumed rate of return used to determine the first annuity payment for a Variable Annuity Option. Rates of 3%, 3 1/2%, 4 1/2%, 5% or a higher rate may be chosen if permitted by state law and regulations. If no AIR is chosen, the AIR will be 3 1/2%. A higher AIR will result in a higher initial payment. Choice of a lower AIR will result in a lower initial payment. Payments will increase whenever the actual return exceeds the chosen AIR. Payments will decrease whenever the actual return is less than the chosen AIR.

4.16 ANNUITY UNITS AND ANNUITY UNIT VALUE - An Annuity Unit is a measuring unit We use to determine the amount of the annuity payments to be made. All or a portion of the Accumulation Value is used to purchase a stream of annuity payments represented by a number of Annuity Units payable each period. The value of these Annuity Units represents the benefit amount paid each period.

         For Fixed Annuity options the number of Annuity Units equals the dollar amount of each payment since the Annuity Unit Value is fixed at $1.00.

UITG-194                                                                OR0GXST8

         For Variable Annuity options, the Annuity Unit Value varies with the investment rate each period. The Annuity Unit Value is the value of one Annuity Unit of an Investment Option.

         The value of a Variable Annuity Unit is A multiplied by B multiplied by C (AxBxC).

               A = the Annuity Unit Value for the Variable Investment Option at the immediately preceding computation date

               B = 1 + the investment rate for the variable fund for the period

               C = the applicable AIR Factor from the following table raised to the power of the number of days in the period.

                          AIR            AIR Factor
                          ---            ----------
                         3%               0.999919
                         3 1/2%           0.999906
                         4 1/2%           0.999879
                         5%               0.999866

4.17 BETTERMENT OF RATES - Fixed Annuity - We will use the applicable current settlement option rates if these will provide higher fixed annuity payments to the Participant. If a commutation (cash out of remaining annuity payments) is allowed, the rates previously used to calculate the annuity payments will be used for the commutation request.

4.18 ANNUITY RATE TABLES - The value We use to determine annuity payments will be the applied portion of the Accumulation Value on the tenth day (or the preceding business day if the tenth day is not a business day) preceding the date of the first annuity payment, less any applicable premium taxes.

         The following tables are based on the 1983a mortality table and assume births in the year 1900. The tables show the amount required to purchase a first monthly payment of $1.00. Quarterly, semiannual, and annual payments may also be selected.

         The amount of each payment will depend upon the Annuitant's adjusted age at the time the first payment is due. Adjusted age will be determined in accordance with the following:


                     Calendar Year               Adjusted Age is
                       of Birth                  Actual Age Minus
                     -------------               ----------------
                      Before 1916                        0
                      1916 - 1935                        1
                      1936 - 1955                        2
                      1956 - 1975                        3
                      After 1975                         4

         Actual age, as used above, means the Annuitant's age at the birthday nearest to the Annuity Date.

         Table A is the Table to use for Variable Annuities with a 3% AIR (see
         Section 4.15) and to determine the minimum guarantees for Fixed Annuities. Tables B, C, and D are to be used for Variable Annuities with 3 1/2%, 4 1/2% and 5% AIRs respectively.

UITG-194                                                                OR0GXST9

                                    TABLE A
                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                      AT AN ASSUMED INVESTMENT RATE OF 3%

Options 1, 2 and 3 -- Single Life Annuities

                                                 Monthly Payments Guaranteed
                   -----------------------------------------------------------------------------       -----------
Age                 None               60              120              180                240         Unit Refund
 50                $250.48          $250.83          $251.93          $254.04            $257.21         $259.24
 51                 246.41           246.79           248.04           250.27             253.72          255.69
 52                 242.26           242.68           244.03           246.45             250.21          252.09
 53                 238.03           238.49           239.95           242.58             246.69          248.43
 54                 233.73           234.23           235.81           238.67             243.15          244.71
 55                 229.35           229.88           231.60           234.72             239.60          240.94

 56                 224.89           225.46           227.32           230.73             236.05          237.12
 57                 220.34           220.96           222.98           226.71             232.52          233.24
 58                 215.71           216.38           218.59           222.65             229.01          229.31
 59                 210.99           211.72           214.14           218.58             225.54          225.33
 60                 206.19           206.99           209.63           214.50             222.12          221.29

 61                 201.30           202.18           205.08           210.42             218.75          217.19
 62                 196.35           197.31           200.50           206.34             215.47          213.04
 63                 191.32           192.39           195.88           202.30             212.28          208.83
 64                 186.24           187.41           191.25           198.29             209.20          204.54
 65                 181.11           182.40           186.61           194.34             206.25          200.18

 66                 175.92           177.34           181.97           190.46             203.44          195.73
 67                 170.70           172.26           177.35           186.66             200.79          191.41
 68                 165.43           167.15           172.75           182.97             198.31          186.93
 69                 160.13           162.01           168.18           179.39             196.00          182.35
 70                 154.78           156.86           163.66           175.95             193.89          178.01

 71                 149.41           151.71           159.21           172.66             191.97          173.43
 72                 144.01           146.56           154.85           169.54             190.26          169.01
 73                 138.61           141.44           150.59           166.61             188.73          164.46
 74                 133.21           136.35           146.45           163.88             187.41          159.83
 75                 127.84           131.33           142.46           161.36             186.26          155.48

Option 4 -- Joint and Survivor Life Annuity

Younger Annuitant:                                      Number of Years Younger Than Older Annuitant
   Age of Older     ------------------------------------------------------------------------------------------------------------
    Annuitant          0          1          2        3          4        5         6        7        8          9          10
       50           $280.54   $282.36   $284.24   $286.16   $288.12   $290.13  $292.17   $294.25   $296.35    $298.47    $300.61
       51            276.91    278.78    280.70    282.67    284.69    286.75   288.85    290.98    293.13     295.31     297.51
       52            273.19    275.10    277.07    279.10    281.17    283.28   285.43    287.62    289.83     292.07     294.33
       53            269.37    271.34    273.36    275.43    277.55    279.72   281.93    284.17    286.45     288.74     291.06
       54            265.46    267.47    269.54    271.67    273.85    276.07   278.33    280.64    282.97     285.33     287.71
       55            261.45    263.51    265.64    267.81    270.05    272.33   274.65    277.01    279.40     281.83     284.27

       56            257.34    259.46    261.63    263.86    266.15    268.49   270.87    273.29    275.75     278.23     280.74
       57            253.13    255.30    257.53    259.82    262.16    264.56   267.00    269.48    272.00     274.55     277.12
       58            248.82    251.04    253.32    255.67    258.07    260.53   263.03    265.58    268.16     270.77     273.40
       59            244.40    246.67    249.01    251.42    253.88    256.40   258.97    261.57    264.22     266.90     269.60
       60            239.88    242.21    244.60    247.07    249.59    252.17   254.80    257.48    260.19     262.93     265.70

       61            235.26    237.64    240.09    242.61    245.20    247.84   250.54    253.28    256.06     258.87     261.71
       62            230.54    232.97    235.47    238.06    240.70    243.41   246.17    248.98    251.83     254.71     257.62
       63            225.71    228.19    230.76    233.40    236.11    238.88   241.71    244.58    247.50     250.46     253.44
       64            220.79    223.32    225.94    228.64    231.41    234.25   237.14    240.09    243.08     246.10     249.16
       65            215.78    218.35    221.02    223.78    226.61    229.51   232.47    235.49    238.55     241.65     244.78

       66            210.67    213.30    216.02    218.82    221.71    224.68   227.71    230.79    233.93     237.10     240.31
       67            205.48    208.15    210.92    213.78    216.72    219.75   222.84    226.00    229.21     232.45     235.74
       68            200.20    202.91    205.73    208.64    211.64    214.73   217.88    221.11    224.38     227.71     231.06
       69            194.83    197.59    200.45    203.41    206.47    209.61   212.83    216.12    219.46     222.86     226.30
       70            189.39    192.19    195.09    198.10    201.21    204.41   207.68    211.03    214.45     217.92     221.43

       71            183.87    186.70    189.66    192.71    195.87    199.12   202.45    205.86    209.34     212.88     216.47
       72            178.28    181.15    184.14    187.24    190.45    193.75   197.14    200.61    204.15     207.76     211.41
       73            172.63    175.53    178.56    181.70    184.96    188.31   191.75    195.28    198.88     202.55     206.27
       74            166.94    169.86    172.92    176.10    179.40    182.80   186.29    189.87    193.53     197.26     201.05
       75            161.21    164.15    167.23    170.44    173.78    177.22   180.77    184.40    188.11     191.90     195.75

UITG-194                                                                OR0GXSTA

                                  TABLE B
                DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                    AT AN ASSUMED INVESTMENT RATE OF 3 1/2%

Options 1, 2 and 3 -- Single Life Annuities

                                                 Monthy Payments Guaranteed
                   -----------------------------------------------------------------------------       -----------
Age                 None               60              120              180                240         Unit Refund
 50                $233.36          $233.71          $234.82          $236.75            $239.66        $240.70
 51                 229.87           230.25           231.45           233.54             236.72         237.65
 52                 226.30           226.72           228.01           230.29             233.74         234.54
 53                 222.65           223.10           224.51           226.98             230.75         231.36
 54                 218.93           219.41           220.93           223.62             227.73         228.12
 55                 215.11           215.64           217.28           220.22             224.70         224.82

 56                 211.21           211.78           213.57           216.77             221.66         221.45
 57                 207.23           207.84           209.79           213.28             218.62         218.02
 58                 203.15           203.81           205.94           209.76             215.60         214.59
 59                 198.98           199.70           202.03           206.21             212.60         210.96
 60                 194.73           195.51           198.06           202.64             209.63         207.33

 61                 190.38           191.24           194.04           199.05             206.70         203.63
 62                 185.95           186.90           189.97           195.47             203.84         199.85
 63                 181.45           182.50           185.86           191.89             201.06         195.99
 64                 176.88           178.03           181.73           188.35             198.37         192.18
 65                 172.25           173.52           177.57           184.84             195.78         188.25

 66                 167.56           168.95           173.41           181.39             193.31         184.24
 67                 162.81           164.34           169.24           178.00             190.97         180.31
 68                 158.01           159.70           165.09           174.70             188.78         176.25
 69                 153.16           155.01           160.95           171.49             186.75         172.11
 70                 148.26           150.30           156.85           168.40             184.88         168.10

 71                 143.31           145.57           152.79           165.44             183.18         163.94
 72                 138.33           140.83           148.81           162.62             181.65         159.70
 73                 133.32           136.10           144.91           159.98             180.30         155.66
 74                 128.31           131.39           141.11           157.51             179.12         151.45
 75                 123.30           126.73           137.44           155.22             178.10         147.15

Option 4 -- Joint and Survivor Life Annuity


Younger Annuitant:                                      Number of Years Younger Than Older Annuitant
   Age of Older     ------------------------------------------------------------------------------------------------------------
    Annuitant          0          1          2        3          4        5         6        7        8          9          10
       50           $259.51   $261.02   $262.56   $264.14   $265.75   $267.38  $269.05   $270.72   $272.42    $274.13    $275.84
       51            256.50    258.05    259.64    261.26    262.92    264.61   266.32    268.06    269.80     271.57     273.33
       52            253.39    254.99    256.63    258.30    260.01    261.75   263.52    265.30    267.11     268.92     270.75
       53            250.19    251.84    253.53    255.25    257.01    258.80   260.62    262.47    264.33     266.20     268.08
       54            246.90    248.59    250.33    252.11    253.92    255.77   257.64    259.54    261.46     263.39     265.33
       55            243.51    245.25    247.04    248.87    250.74    252.64   254.57    256.53    258.51     260.50     262.50

       56            240.02    241.82    243.66    245.54    247.47    249.42   251.41    253.43    255.46     257.52     259.58
       57            236.43    238.28    240.17    242.11    244.09    246.11   248.16    250.23    252.33     254.44     256.57
       58            232.74    234.64    236.59    238.58    240.62    242.70   244.81    246.94    249.10     251.28     253.47
       59            228.94    230.89    232.90    234.95    237.05    239.19   241.36    243.56    245.78     248.03     250.28
       60            225.03    227.04    229.10    231.22    233.38    235.58   237.81    240.08    242.37     244.68     247.00

       61            221.02    223.08    225.20    227.38    229.60    231.87   234.17    236.50    238.85     241.23     243.62
       62            216.90    219.02    221.20    223.43    225.72    228.05   230.42    232.82    235.24     237.69     240.15
       63            212.68    214.85    217.09    219.38    221.73    224.13   226.56    229.03    231.53     234.05     236.58
       64            208.35    210.58    212.87    215.23    217.64    220.10   222.61    225.15    227.71     230.31     232.91
       65            203.92    206.20    208.55    210.97    213.44    215.97   218.55    221.16    223.80     226.46     229.15

       66            199.40    201.73    204.13    206.60    209.14    211.74   214.38    217.06    219.78     222.52     225.28
       67            194.78    197.16    199.61    202.14    204.74    207.40   210.11    212.87    215.66     218.48     221.31
       68            190.06    192.49    195.00    197.58    200.24    202.96   205.74    208.57    211.43     214.33     217.24
       69            185.25    187.72    190.28    192.92    195.64    198.42   201.27    204.16    207.10     210.07     213.07
       70            180.35    182.87    185.48    188.17    190.95    193.79   196.70    199.66    202.67     205.72     208.79

       71            175.35    177.92    180.58    183.33    186.16    189.06   192.03    195.06    198.14     201.26     204.41
       72            170.28    172.89    175.60    178.40    181.28    184.24   187.27    190.37    193.51     196.70     199.93
       73            165.14    167.78    170.53    173.38    176.32    179.34   182.43    185.58    188.80     192.06     195.36
       74            159.93    162.60    165.39    168.29    171.28    174.35   177.50    180.72    183.99     187.32     190.69
       75            154.67    157.37    160.19    163.13    166.16    169.29   172.49    175.77    179.11     182.51     185.95

UITG-194                                                                OR0GXSTB

                                    TABLE C
                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                    AT AN ASSUMED INVESTMENT RATE OF 4 1/2%

Options 1, 2 and 3 -- Single Life Annuities

                                                 Monthly Payments Guaranteed
                   -----------------------------------------------------------------------------       -----------
Age                 None               60              120              180                240         Unit Refund
 50                $204.42          $204.75          $205.77          $207.48            $209.94         $209.57
 51                 201.83           202.19           203.30           205.15             207.83          207.29
 52                 199.16           199.55           200.75           202.77             205.68          204.94
 53                 196.41           196.84           198.14           200.33             203.51          202.52
 54                 193.58           194.05           195.45           197.84             201.30          200.04
 55                 190.67           191.17           192.70           195.30             199.07          197.48

 56                 187.67           188.21           189.87           192.70             196.83          194.84
 57                 184.58           185.17           186.97           190.07             194.57          192.18
 58                 181.40           182.04           184.00           187.39             192.31          189.42
 59                 178.12           178.82           180.97           184.67             190.06          186.59
 60                 174.75           175.51           177.87           181.92             187.82          183.68

 61                 171.28           172.12           174.70           179.14             185.60          180.76
 62                 167.73           168.64           171.48           176.35             183.42          177.73
 63                 164.09           165.09           168.21           173.55             181.29          174.63
 64                 160.36           161.48           164.90           170.76             179.22          171.46
 65                 156.57           157.79           161.55           167.99             177.22          168.31

 66                 152.70           154.05           158.18           165.24             175.31          165.04
 67                 148.76           150.24           154.78           162.54             173.49          161.70
 68                 144.75           146.38           151.38           159.88             171.78          158.28
 69                 140.67           142.46           147.97           157.30             170.19          154.96
 70                 136.53           138.50           144.57           154.80             168.72          151.48

 71                 132.31           134.50           141.20           152.39             167.38          147.92
 72                 128.04           130.46           137.87           150.10             166.17          144.48
 73                 123.73           126.41           134.59           147.93             165.10          140.90
 74                 119.38           122.37           131.39           145.90             164.16          137.25
 75                 115.01           118.33           128.27           144.02             163.35          133.53

Option 4 -- Joint and Survivor Life Annuity


Younger Annuitant:                                      Number of Years Younger Than Older Annuitant
   Age of Older     ------------------------------------------------------------------------------------------------------------
    Annuitant          0          1          2        3          4        5         6        7        8          9          10
       50           $224.40   $225.44   $226.49   $227.57   $228.65   $229.75  $230.86   $231.97   $233.08    $234.19    $235.30
       51            222.31    223.38    224.48    225.60    226.73    227.87   229.02    230.17    231.33     232.49     233.65
       52            220.13    221.25    222.39    223.55    224.72    225.91   227.11    228.31    229.52     230.72     231.93
       53            217.87    219.03    220.22    221.42    222.64    223.88   225.12    226.37    227.63     228.88     230.14
       54            215.52    216.73    217.96    219.21    220.48    221.76   223.06    224.36    225.66     226.97     228.27
       55            213.08    214.34    215.61    216.91    218.23    219.56   220.91    222.26    223.62     224.98     226.33

       56            210.55    211.85    213.18    214.53    215.90    217.28   218.68    220.08    221.49     222.91     224.32
       57            207.92    209.27    210.65    212.05    213.47    214.91   216.36    217.82    219.29     220.76     222.22
       58            205.19    206.59    208.03    209.48    210.96    212.45   213.96    215.48    217.00     218.52     220.05
       59            202.36    203.82    205.30    206.81    208.35    209.90   211.46    213.04    214.62     216.20     217.79
       60            199.43    200.94    202.48    204.05    205.64    207.25   208.87    210.51    212.15     213.80     215.44

       61            196.39    197.95    199.55    201.18    202.83    204.50   206.19    207.89    209.59     211.30     213.01
       62            193.24    194.86    196.51    198.20    199.91    201.65   203.40    205.16    206.94     208.71     210.48
       63            189.98    191.66    193.37    195.12    196.90    198.70   200.51    202.34    204.18     206.03     207.87
       64            186.62    188.35    190.13    191.93    193.77    195.64   197.53    199.42    201.33     203.24     205.16
       65            183.16    184.94    186.77    188.64    190.55    192.48   194.43    196.40    198.38     200.36     202.35

       66            179.59    181.42    183.31    185.24    187.21    189.21   191.23    193.27    195.32     197.38     199.44
       67            175.91    177.80    179.75    181.74    183.77    185.83   187.93    190.04    192.16     194.30     196.43
       68            172.13    174.07    176.07    178.12    180.22    182.35   184.51    186.70    188.90     191.11     193.32
       69            168.24    170.24    172.30    174.41    176.56    178.76   180.99    183.25    185.52     187.61     190.10
       70            164.24    166.30    168.41    170.58    172.80    175.06   177.36    179.69    182.04     184.41     186.78

       71            160.14    162.25    164.42    166.65    168.94    171.26   173.63    176.03    178.46     180.90     183.35
       72            155.95    158.10    160.33    162.62    164.97    167.36   169.80    172.27    174.77     177.28     179.82
       73            151.66    153.86    156.15    158.49    160.90    163.36   165.86    168.40    170.97     173.57     176.18
       74            147.29    149.54    151.87    154.27    156.74    159.26   161.83    164.44    167.08     169.75     172.44
       75            142.84    145.13    147.50    149.96    152.48    155.07   157.70    160.38    163.10     165.84     168.60

UITG-194                                                                OR0GXSTC

                                    TABLE D
                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                      AT AN ASSUMED INVESTMENT RATE OF 5%

Options 1, 2  and 3 -- Single Life Annuities

                                                 Monthy Payments Guaranteed
                   -----------------------------------------------------------------------------       -----------
Age                 None               60              120              180                240         Unit Refund
 50                $192.14          $192.47          $193.45          $195.06            $209.94         $196.46
 51                 189.89           190.25           191.32           193.06             195.52          194.47
 52                 187.57           187.96           189.12           191.01             193.69          192.45
 53                 185.18           185.60           186.85           188.91             191.83          190.34
 54                 182.70           183.16           184.51           186.76             189.94          188.17
 55                 180.14           180.64           182.11           184.55             188.03          185.92

 56                 177.50           178.04           179.63           182.30             186.09          183.60
 57                 174.77           175.35           177.09           180.00             184.14          181.21
 58                 171.95           172.58           174.47           177.65             182.18          178.81
 59                 169.03           169.71           171.79           175.27             180.22          176.29
 60                 166.02           166.77           169.04           172.85             178.27          173.70

 61                 162.91           163.73           166.22           170.40             176.34          171.03
 62                 159.72           160.62           163.35           167.93             174.43          168.35
 63                 156.43           157.42           160.43           165.45             172.56          165.57
 64                 153.06           154.16           157.45           162.97             170.74          162.71
 65                 149.62           150.82           154.44           160.50             168.98          159.78

 66                 146.09           147.42           151.40           158.04             167.30          156.86
 67                 142.49           143.95           148.32           155.62             165.69          153.83
 68                 138.82           140.42           145.24           153.24             164.18          150.73
 69                 135.07           136.83           142.14           150.92             162.77          147.55
 70                 131.25           133.19           139.04           148.66             161.46          144.44

 71                 127.35           129.50           135.96           146.49             160.27          141.20
 72                 123.39           125.77           132.90           144.42             159.20          137.89
 73                 119.38           122.02           129.89           142.45             158.24          134.51
 74                 115.32           118.25           126.94           140.61             157.41          131.31
 75                 111.23           114.50           124.08           138.90             156.68          127.92

Option 4 -- Joint and Survivor Life Annuity


Younger Annuitant:                                      Number of Years Younger Than Older Annuitant
   Age of Older     ------------------------------------------------------------------------------------------------------------
    Annuitant          0          1          2        3          4        5         6        7        8          9          10
       50           $209.69   $210.56   $211.44   $212.32   $213.22   $214.12  $215.03   $215.93   $216.84    $217.74    $218.64
       51            207.94    208.84    209.76    210.69    211.62    212.56   213.51    214.46    215.41     216.35     217.29
       52            206.11    207.05    208.01    208.98    209.96    210.94   211.93    212.92    213.91     214.90     215.88
       53            204.21    205.19    206.18    207.19    208.21    209.24   210.28    211.31    212.35     213.38     214.40
       54            202.21    203.24    204.28    205.33    206.40    207.47   208.55    209.63    210.71     211.79     212.86
       55            200.14    201.21    202.29    203.39    204.50    205.62   206.75    207.88    209.01     210.13     211.25

       56            197.97    199.09    200.22    201.37    202.53    203.69   204.87    206.05    207.22     208.40     209.57
       57            195.72    196.88    198.06    199.26    200.46    201.68   202.91    204.14    205.37     206.60     207.82
       58            193.37    194.58    195.81    197.05    198.32    199.59   200.86    202.15    203.43     204.71     205.99
       59            190.92    192.18    193.46    194.76    196.07    197.40   198.73    200.07    201.41     202.75     204.08
       60            188.36    189.68    191.01    192.37    193.74    195.12   196.51    197.91    199.30     200.70     202.09

       61            185.71    187.08    188.47    189.88    191.31    192.75   194.20    195.65    197.11     198.56     200.01
       62            182.95    184.37    185.82    187.29    188.78    190.28   191.79    193.31    194.83     196.34     197.85
       63            180.09    181.56    183.07    184.60    186.15    187.71   189.28    190.87    192.45     194.03     195.61
       64            177.12    178.65    180.21    181.80    183.41    185.04   186.68    188.33    189.98     191.62     193.27
       65            174.04    175.63    177.25    178.90    180.57    182.26   183.97    185.69    187.40     189.12     190.83

       66            170.86    172.50    174.18    175.89    177.62    179.38   181.16    182.94    184.73     186.52     188.30
       67            167.57    169.27    171.00    172.77    174.57    176.40   178.24    180.10    181.96     183.82     185.68
       68            164.18    165.93    167.72    169.55    171.41    173.30   175.21    177.14    179.08     181.01     182.95
       69            160.67    162.48    164.33    166.22    168.14    170.10   172.08    174.08    176.09     178.10     180.11
       70            157.06    158.92    160.83    162.78    164.77    166.79   168.84    170.91    173.00     175.09     177.18

       71            153.34    155.25    157.22    159.23    161.29    163.38   165.50    167.64    169.80     171.96     174.13
       72            149.51    151.48    153.51    155.58    157.70    159.86   162.05    164.26    166.49     168.74     170.98
       73            145.59    147.61    149.69    151.83    154.01    156.24   158.49    160.78    163.08     165.40     167.73
       74            141.58    143.65    145.78    147.97    150.22    152.51   154.84    157.19    159.57     161.97     164.37
       75            137.49    139.59    141.77    144.02    146.33    148.68   151.08    153.51    155.98     158.43     160.91

UITG-194                                                                OR0GSXTD

                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00

Option 5 -- Payment for a Designated Period

          Years of Payment                          Years of Payment
          ----------------                          ----------------
               5              $ 55.83                   18              $167.79
               6                66.05                   19               174.52
               7                75.99                   20               181.49
               8                85.62                   21               187.97
               9                94.97                   22               194.17
              10               104.06                   23               200.40
              11               112.87                   24               206.61
              12               121.36                   25               212.31
              13               129.70                   26               217.86
              14               137.74                   27               223.71
              15               145.56                   28               228.83
              16               153.14                   29               234.19
              17               160.51                   30               239.23

FREQUENCY OF PAYMENTS. Annuity payments under this Contract will be made monthly. If such payments would amount to less than $25 each, We reserve the right to make less frequent payments. If at any time the annual rate of payment to any payee is less than $100, We may make a lump sum payment of the remaining annuity value.

4.19     BENEFICIARIES

         (a) Definition of Beneficiary. A Beneficiary is the person or entity the Participant designates to receive any benefits payable upon the Participant's death.

         (b) Designation of Beneficiary. During the Participant's lifetime, he or she has the right to designate a Beneficiary and to change the designation. The change may be made by sending a written request to Our Home Office. The change will take effect when We have recorded the change. However, after the change is recorded, the change will be deemed effective as of the date of the written request for change. The change will be subject to any payment made or action taken by Us before the request is recorded.

         (c) Payments to Beneficiary. Unless otherwise provided in the Beneficiary designation:

               (1) If any Beneficiary dies prior to the Participant, that Beneficiary's interest will pass to any other Beneficiary according to the surviving Beneficiary's respective interest.

               (2) If no Beneficiary survives the Participant, death benefits will be paid to the Participant's estate.

               (3) If any Beneficiary dies after the Participant, that Beneficiary's interest will pass to his or her Beneficiary or, if none, to his or her estate.

         (d) Simultaneous Death Provision. If We cannot determine whether the Participant or a Beneficiary died first in a common disaster, We will assume that the Beneficiary died first and make payments on that basis.

         (e) Multiple Beneficiaries. The Participant may designate two or more Beneficiaries to receive separate percentage interests in the death benefits payable under this Contract. Each such Beneficiary may separately exercise the rights that a Beneficiary has under this Contract.

         (f) Trust or Estate as Beneficiary. Payments to a beneficiary that is a trust or estate will be made only in a lump sum or in installments over a period not to exceed five years.

4.20     DEATH PAYMENT PROVISIONS

         (a) Death During Accumulation Period. If the Participant dies during the Accumulation Period, a death benefit described in
               (1) or (2) below is payable.

               (1) If the Participant dies on or after age 70, the death benefit is the greater of (a) the Accumulation Value of the Participant's Account on the date We receive proof of death, or (b) 100% of Purchase Payments reduced by the amount of any prior withdrawals and further reduced by any portion of the Accumulation Value that has been applied under an Annuity Income Option.

               (2) If the Participant dies before age 70, the death benefit is the sum of the benefits under the Fixed Interest Options and the Variable Investment Options, as follows:

                     The benefit under the Fixed Interest Options is the greater of:

UITG-194                                                                OR0GXSTE

                     (a) the Fixed Interest Option Values on the date We receive proof of death; or

                     (b) 100% of Purchase Payments allocated to the Fixed interest Options, reduced by the amount of any prior withdrawals or transfers from Fixed Interest Options and further reduced by any portion of the Accumulation Value that has been applied under an Annuity Income Option.

                     The benefit under the Variable Investment Options is the greater of:

                     (a) the Variable Investment Option Values on the date We receive proof of death, or

                     (b) 100% of Purchase Payments allocated to Variable Investment Options reduced by the amount of any prior withdrawals or transfers from the Variable Investment Options, plus interest at an annual rate of 3%. For this purpose, all amounts transferred into Variable Investment Options are considered Purchase Payments allocated to Variable Investment Options.

         Subject to Section 5.03, the death benefit is payable at any time the Participant's Beneficiary selects and in any form the Participant could have selected under this Contract.

(b) Death During Annuity Period. If the Participant dies during the Annuity Period, the amount of the death benefit, if any, will be based on the terms of the Annuity Income Option. Unless the Participant elected the Fourth Option, the Beneficiary may elect to receive the death benefit in one of the following forms:

         (1) Continuing annuity payments under the terms of the Participant's Annuity Income Option with the right, for Variable Annuities only, to receive the remaining payments in a lump sum at any time thereafter;

         (2)   A lump sum; or

         (3) Annuity payments under another Annuity under another Annuity Income Option, based on the available lump sum and subject to the limitations of Section 5.03.

         The lump sum available under these alternatives is the present value of remaining payments, discounted at the Assumed Investment Rate, and based on the current Annuity Unit Value for (2) and (3), or the value next determined after receipt of the request at VALIC's Home Office for (1).

(c) Investment Options and Other Rights. Until the death benefits have been fully paid, the Participant's Beneficiary will be entitled to exercise all the Investment Options and other rights the Participant can exercise under this Contract. Unpaid death benefits that have not been applied under an Annuity Income Option will have an Accumulation Value determined in the same manner as the Participant's Accumulation Value.

(d) Proof of Death. Proof of death may be made by sending VALIC a certified copy of the death certificate, a certified copy of a decree of a court of competent jurisdiction as to death, a written statement by an attending physician, or any other proof satisfactory to VALIC.

UITG-194                                                                OR0GXSTF

SECTION 5 - CODE REQUIREMENTS AND RETIREMENT PLAN PROVISIONS

5.01 SALARY REDUCTION PURCHASE PAYMENTS - If the Participant's Purchase Payments are made under a voluntary salary reduction agreement as part of a Tax-Deferred Annuity arrangement under Section 403(b) of the Code,
         i) there may not be a separate Plan document, in which case the Contract is the Plan, and ii) in either case the following restrictions apply:

         (a) Limit on Purchase Payments. A Participant's salary reduction Purchase Payments may not exceed the limits of Section 402(g) of the Code. We reserve the right to refund excess Purchase Payments.

         (b) Withdrawal Restrictions. The Participant's Accumulation Value attributable to salary reduction Purchase Payments cannot be withdrawn or otherwise distributed before the Participant is 59 1/2 years old, unless the Participant (1) has separated from service with the employer maintaining the Plan, (2) dies, (3) becomes disabled (see Section 4.06(c)), or (4) has incurred a hardship (hardship withdrawals are not available for earnings on salary reduction purchase payments). This limitation will be applied in a manner consistent with the requirements of Section 403(b)(11) of the Code. Equivalent withdrawal restrictions apply to any portion of the Accumulation Value that is attributable to Purchase Payments representing amounts directly transferred from a custodial account under Section 403(b)(7) of the Code.

5.02     MINIMUM DISTRIBUTIONS AFTER AGE 70 1/2

         (a) General Rules. The Participant's benefits under the Contract must satisfy minimum distribution rules of the applicable section of the Code and regulations issued by the Secretary of the Treasury under the applicable section. These minimum distribution rules generally require that benefits begin after the Participant is 70 1/2 years old and that the minimum amount is paid each year. Payments may be made in the form of annual withdrawals or under an Annuity Income Option.

               Code Sections which apply are: (i) Section 401(a)(9) for contracts issued for a Plan intended to meet Sections 401(a) and/or 403(a), (ii) Section 403(b)(10) for Section 403(b) contracts, and (iii) Section 457(d) for deferred compensation plans under Section 457.

         (b) Minimum Annual Withdrawals. The minimum withdrawal is set each year based on the Accumulation Value and the life expectancy of the Participant and the Participant's Beneficiary. The Participant may elect to have life expectancies computed for each year's distribution, or to use the life expectancies computed at the first distribution (reduced by one year for each annual withdrawal) for all later distributions. If the Participant's Beneficiary is not the Participant's spouse, the annual withdrawal must meet the minimum distribution incidental benefit requirements.

         (c) Annuity Income Option. If the Participant elects payments under an Annuity Income Option, the guaranteed or expected period of payments under the Annuity Income Option may not exceed the Participant's life expectancy and that of the Participant's Beneficiary at the Annuity Date, or a shorter period if the Participant's Beneficiary is not the Participant's spouse.

         (d) 403(b) Exception to General Rule. Any amount added to the Contract which was initially within a Section 403(b) contract prior to January 1, 1987 and continually since then, may either be paid in a manner which meets these rules or must (1) begin to be paid when the Participant is age 75; and (2) the present value of payments expected to be made to the Participant, over life, under the option chosen must exceed 50% of the present value of all payments expected to be made ("the 50% rule"). Notwithstanding, the Participant's entire Section 403(b) Contract balance must meet the minimum distribution incidental benefit requirement of Section 403(b)(10).

5.03     MINIMUM DEATH BENEFIT DISTRIBUTIONS

         (a) General Rules. The death benefit, if any, payable to the Participant's Beneficiary must also satisfy the rules of Section 401(a)(9)(B), Section 403(b)(10) or Section 457(d), whichever may be applicable, and the regulations issued under such sections by the Secretary of the Treasury. The post-death rules of these sections limit the extent to which a Beneficiary may delay payment of death benefits. The Participant's Beneficiary may satisfy these rules by receiving a lump



                                      16
UITG-194                                                                OR0GXSTG
               sum, annual withdrawals, or payments under an Annuity Income Option.

         (b) Death Before Distributions Begin. If the Participant dies before payments under an Annuity Income Option (or post-age 70 1/2 withdrawals) have begun, the Participant's Beneficiary must either receive the whole benefit by the end of the fifth year following the year of the Participant's death or receive the benefit in installment payments over his or her life or life expectancy if payments begin by the calendar year following the year of the Participant's death. The Participant's spouse beneficiary may delay distributions until the Participant would have reached age 70 1/2.

         (c) Death After Distributions Begin. If the Participant dies after payments under an Annuity Income Option (or post-age 70 1/2 with-drawals) have begun, the death benefit must be paid at least as fast as under the method the Participant selected.

5.04 DIRECT ROLLOVERS - If any benefit payable under this Contract constitutes an "eligible rollover distribution" within the meaning of
         Section 402 of the Code, the Participant has the right to elect to have such distribution paid directly to an "eligible retirement plan" in a transaction designated under the Code as a "direct rollover." Before any eligible rollover distribution is made to the Participant, we will provide the Participant with a written explanation of the Participant's right to make a direct rollover and the tax consequences of making or not making a direct rollover. No surrender, withdrawal, or other benefit distribution that constitutes an eligible rollover distribution will be made to the Participant under this Contract, unless the Code's requirements applicable to eligible rollover distributions have been satisfied. Except for eligible rollover distributions, We reserve the right to make payments only to the Participant or the Participant's Beneficiary.

5.05 PLAN PROVISIONS - The Plan, including certain Plan provisions required by the Employee Retirement Income Security Act of 1974 (ERISA) or other applicable law, may limit the Participant's rights under this Contract. The Plan provisions may:

         (a)   Limit the Participant's right to make Purchase Payments;

         (b) Restrict the time when the Participant may elect to receive payments under this Contract;

         (c) Require the consent of the Participant's spouse before the Participant may elect to receive payments under this Contract;

         (d) Require that all distributions be made in the form of a joint and survivor annuity for the Participant and the Participant's spouse, unless both consent to a different form of distribution;

         (e) Require that the Participant's spouse be designated as Beneficiary;

         (f) Require that the Participant remain employed with the Contract Owner for a specified period of time before the Participant's rights under the Contract become fully vested; or

         (g) Otherwise restrict the Participant's exercise of rights under the Contract or give the Contract Owner (or a Plan representative) the right to exercise certain rights on the Participant's behalf.

         No such Plan provision shall limit a Participant's rights under this Contract, unless the Contract Owner has provided VALIC with written notification of such provision. In no event shall any such Plan provision enlarge VALIC's obligations under this Contract.

5.06 NONQUALIFIED DEFERRED COMPENSATION PLANS - If the Contract has been issued for a nonqualified and unfunded deferred compensation plan, the Contract Owner possesses all rights under the Contract. No Participant or Beneficiary will have any enforceable right to make elections under this Contract or to receive benefits from VALIC. The Contract Owner may direct that all benefit payments be made to the Contract Owner, or the Contract Owner may authorize VALIC to make benefit payments directly to Participants and Beneficiaries as the Contract Owner's payment agent under the Plan. The Contract Owner may also authorize VALIC to follow Participant requests with regard to the allocation of Purchase Payments among Investment Options, transfers among Investment Options, and other elective rights provided by this Contract. If the Contract Owner authorizes VALIC to act as payment agent under the Plan or to follow Participant requests, the Contract Owner may revoke or modify that authorization at any time without prior notice to Participants.

UITG-194                                                                OR0GXSTH

SECTION 6 - GENERAL PROVISIONS

6.01 PARTICIPANT CERTIFICATES - We will issue certificates to each Participant unless this Contract is issued with respect to a nonqualified and unfunded deferred compensation plan. Each certificate will set forth the benefits to which the Participant is entitled under the Contract. Certificates are not a part of this Contract.

6.02 ASSIGNMENT - This Contract cannot be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation. The benefits, values, and rights under this Contract are not subject to any creditor claims to the fullest extent permitted by law. This Contract and its rights cannot be transferred to anyone other than Us, except as provided under the Plan or under a domestic relations order properly issued by a court of competent jurisdiction and that complies with ERISA, if applicable. To the extent permitted by the Code and applicable law, We will make a Cash Surrender or Withdrawal payable to a third party upon the Participant's request.

6.03 VESTING - Except as may be provided in the Plan, the Participant's rights under this Contract are fully vested and nonforfeitable. Separate Account A holds all assets for Variable Investment Options for the exclusive benefit of Participants, Beneficiaries, and other holders of annuity contracts.

6.04 WRITTEN NOTICES TO US - Except as specifically provided otherwise, any Notice of change, election, choice, option or other exercise of right given under the Contract must be in writing on a form provided by Us, or on a form and in a manner acceptable to Us. Such Notice will be effective when it is received in Our Home Office.

6.05 CHANGE OF CONTRACT - We may change this Contract to the extent it is required or deemed advisable to do so in order to conform the Contract to applicable law. In addition, upon at least 30 days written notice to the Contract Owner, we may make other changes to this Contract that will apply only to individuals who become Participants after the effective date of such change. All changes We make will be subject to any applicable regulatory requirements.

6.06 FUTURE PARTICIPANTS - We may at our discretion curtail or prohibit new Participants under this Contract upon written notice to the Contract Owner.

6.07 REPORTS - We will send the Participant a Separate Account financial report twice each year if the Participant has values in any Variable Investment Option.

         We will send to the Participant, at least annually, a statement showing the dollar value of all investment options, investment performance since the prior statement, and as applicable, the number and value of any Variable Accumulation Units credited to the Participant's Account. All statements will be mailed within two months of the date of the information.

6.08 VOTING RIGHTS - We will hold the voting rights on all shares held in the Separate Account. To the extent of this Contract's participation in the Separate Account through one or more Variable Investment Options, We will vote those shares as instructed. The Participant, or the Beneficiary, if the Participant has died, will have the voting instruction rights prior to the Annuity Date. The annuity payee will have the voting instruction rights on and after the Annuity Date.

6.09 SUSPENSION OF PAYMENTS - VALIC reserves the right to suspend payments under the Separate Account for any period when: (a) the New York Stock Exchange is closed (other than customary weekend and holiday closings);
         (b) when trading on the Exchange is restricted; (c) when an emergency prevents disposal of securities held in the Separate Account or it is not reasonably practicable to determine the value of the Separate Account's net assets; or (d) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders.

6.10 DEFERRAL OF CASH SURRENDER OR WITHDRAWAL - VALIC may defer payment of any surrender of amounts accumulated in Fixed Interest Options. Deferral shall not exceed six months from the receipt of written notice at the Home Office. Interest shall be paid if payment is deferred for thirty days or more at a rate as determined by VALIC.

6.11 PROOF OF SURVIVAL - We reserve the right to require satisfactory proof that the Participant and any payee is alive on the date any benefit payment is due. If this proof is not received after requested in writing, VALIC will have the right to make reduced payments or to withhold payments entirely until such proof is received.

6.12 SUBSTITUTION OF INVESTMENT FUND SHARES - If shares of a particular Investment Fund are not available or if, in the judgment of VALIC, such shares are no longer appropriate for a Variable Investment Option, shares of another Investment Fund may be substituted for the Investment Fund shares already held under the Variable Investment Option and for those to be purchased by future Purchase Payments or transfers under this Contract. In the event any substitution occurs, VALIC will notify the Contract Owner within five days.

6.13 MINIMUM BENEFIT - The paid up annuity, cash surrender or death payment available under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.

UITG-194                                                                OR0GXSTI

6.14 SEPARATE ACCOUNT - That portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized, from assets allocable to the Separate Account are credited to or charged against such account without regard to Our other income, gains or losses.

UITG-194                                                                OR0GXSTJ